                        LICENSE AGREEMENT

     THIS AGREEMENT entered into in Israel 27th day of March, 1997, by and between AGRICULTURAL GLYCOSYSTEMS, INC., a Michigan corporation having a place of business at One Kendall Square, Building 300, Cambridge, Massachusetts 02139-9645 ("AGI") and Agrogene Ltd., a corporation doing business in Israel, with a business address at 27 Hatzfeld Street, Kiryat-Ono 55600 (collectively "Agrogene").

     WHEREAS, Agrogene is the owner of particular, patent applications and Licensed Technologies as set forth hereinbelow;

     WHEREAS, AGI is desirous of obtaining a license under the Licensed Technology (as defined hereinbelow);

     WHEREAS, the parties wish to enter into a program of Work as detailed hereinbelow; and

     WHEREAS, Agrogene agrees to grant AGI a license to commercialize the Licensed Products;

     NOW THEREFORE, in consideration of the mutual covenants set forth hereinbelow and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do agree as follows:

I.   Definitions.

     A. "Licensed Technology shall mean the technology disclosed in pending U.S. Patent Applications Serial No. 08/690,423 filed July 27, 1996; and Serial No. 08/739,699 filed October 29, 1996 both of which are entitled "Preparation and Use of Inula Extracts as a Fungicide for the Control of Plant Disease," as well as any patents issuing from said applications, and any division, continuation, continuations-in-part, or re-issues of said patents and patent applications, as well as all equivalents of the foregoing anywhere in the world. Licensed Technologies shall also include all Improvements to the technology disclosed in the aforementioned patent applications. As used herein "Improvements" shall mean all improvements, modifications or changes made, during the term of this Agreement, to the materials or methods, and therapies described in the patents and patent applications, whether patented, unpatented or unpatentable.

     B. "Licensed Products" shall mean all products whose manufacture, use or operation is covered by an unexpired claim of a patent included within the Licensed Technology.

     C. "Net Selling Price" shall mean the price at which Licensed Products are sold, by AGI to third parties ex factory, and shall be exclusive of costs of shipping, insurance, taxes directly related to the sale of Licensed Products, exported or import duties, discounts and rebates. If a Licensed Product is incorporated into another product, the Net Selling Price of the other product which is attributable to the incorporated Licensed Product, and the proportion of each component shall be agreed to by the parties, in writing, and shall by annexed to this Agreement.

     D. "Sale" shall mean the sale, lease or other transfer of Licensed Products.

II.  The Grant

     A. Agrogene hereby grants to AGI an exclusive, worldwide, royalty-bearing license under the Licensed Technology, to use the Licensed Technology; and to make, use, have made, and sell Licensed Products.

     B. AGI shall have the right to grant one or more sub-license hereunder provided Agrogene first gives its written consent to any said sublicense, and provided AGI shall be responsible for payment of Sublicense Royalties to Agrogene in accord with section III-B below.

     C. AGI shall notify Agrogene, in writing, of each sublicense which it grants.

     D. AGI shall be responsible for assuring that its sublicensees shall comply with all obligations of this Agreement.

III. Royalty.

     A. Royalties shall be calculated on the basis of 3% of the Net Selling Price of Licensed Products and shall attach quarterly, each year.

     B. Sublicense Royalties shall comprise 20% of the amount of any licensing fee or royalty payment received by AGI pursuant to any sublicense granted by AGI hereunder. Sublicense Royalties shall attach when payment is received by AGI, and paid to Agrogene in accord with section IV-A hereinbelow.

IV.  Record and Reports.

     A. AGI will make written royalty reports to Agrogene quarterly, within 30 days after the first day of each January, April, July and October during which the Agreement is in force and 30 days after termination of this Agreement, setting forth the total income received from the sale, lease or other transfer of Licensed Products by AGI and its sublicensee during the previous quarter and the amount of royalties due thereupon. Each report shall be accompanied by a check for any royalties then due and owing. Should no Licensed Products have been sold and/or royalties due, the report shall so state.

     B. During the terms of this Agreement, and for five years after the termination thereof, AGI shall keep records of income received from Licensed Products sold, leased or otherwise transferred under this Agreement and any sublicenses, said records being of sufficient detail to enable Agrogene to verify all royalties payable and paid under this Agreement. Agrogene shall have the right to appoint a Certified Public Accountant to inspect such records, upon reasonable notice to AGI, during regular business hours and no more often than once each year; provided that the cost of said inspection shall by borne by Agrogene and said Certified Public Accountant shall report to Agrogene only the amount of royalty payable for the period under audit.

V.   Joint Inventions.

     Any invention made through the joint efforts of Agrogene and AGI during the term of this Agreement, and to the extent that said invention relates to Licensed Technology, shall be deemed to be jointly owned by Agrogene and AGI, and any products incorporating said invention in their manufacture, use or operation shall be Licensed Products which are subject the royalties as set forth herein.

VI.  Research and Development.

     A. During the first five (5) years this Agreement is in force, AGI shall in accord with the schedule in section B hereinbelow, fund a program of work to be carried out by Agrogene and directed to making Improvements in the Licensed Technology (the "Program").

     B. AGI shall contribute $150,000 per year, during each of the first five years this agreement is in force, to fund the Program. The yearly periods shall be calculated on the basis of Program Years, with the first Program Year commencing on the effective date of this Agreement. In the first Program Year, AGI shall contribute funding according to the following schedule:

     $25,000 - on the effective date of the Agreement. $25,000 - within 3 months of the effective date of this Agreement.
     $25,000 - within 6 months of the effective date of this Agreement.
     $25,000 - within 9 months of the effective date of this Agreement.
     $50,000 - within 12 months of the effective date of this Agreement.

During each of the four (4) subsequent Program Years, AGI shall make said payment of $150,000 to Agrogene in one to five installments. Should this Agreement terminate in a year in which a payment is due in accord with this section, the amount of said payment shall be prorated, based upon the fraction of the Program Year which has transpired.

     C. Agrogene shall provide AGI with a written Research Plan and Budget on an annual basis, for each Program Year in which AGI is to fund the Program of Work. The first Research Plan and Budget shall be submitted by the effective date of this Agreement, and subsequent Research Plans and Budgets shall be submitted prior to the start of subsequent Program Years. AGI's obligation to fund the Program of Work shall be conditional upon its receipt of the Research Plans and Budgets; and AGI shall have the right to discuss the Research Plan and Budget with Agrogene and to make modifications or revisions thereto.

     D. Agrogene shall open and maintain a special account which shall receive all monies which AGI is obligated to pay Agrogene for funding the program of work, and funds for carrying out the Program shall be expended from said account,

     E. Agrogene shall keep and maintain the records and books of said account during the Program of work and for (5) years thereafter. AGI shall have the right, during the term of the program of work, and for (5) years thereafter, to appoint a Certified Public Accountant to inspect such records and books, upon reasonable notice to Agrogene during regular business hours and no more often than once each year; provided that the cost of said inspection shall be borne by AGI.

     F.   In carrying out the Program and expending the funds
Agrogene shall act reasonable and to carry out the goals of the Program and to maximize the value of the license granted herein.

     G. Agrogene and AGI shall mutually disclose the results of the Program to one another on a regular basis and no less frequently than once per quarter.

VII. Procurement and Maintenance of Patents.

     A. During the term of this Agreement AGI shall pay all filing fees, maintenance fees, and costs of patent application preparation and prosecution to perfect and maintain all necessary patents covering the Licensed Technology.

     B. Agrogene shall provide AGI with all information and assistance which is reasonably necessary to enable AGI to secure, maintain and enforce worldwide patent protection for the Licensed
Technology.

     C. Should AGI elect to abandon, or to not file, refile, reissue or take any other steps necessary to perfect any patent, patent application or right licensed hereunder, it shall so inform Agrogene at least 60 days in advance of any deadline for taking action in connection with said patent, patent application or right; and Agrogene shall have the right, but not the obligation to assume responsibility for maintaining or perfecting said patent, patent application or right, and if Agrogene elects to do so, it may at its sole option, and immediately upon written notice to AGI, remove that patent, patent application or right from the body of Licensed Technology, and such patent, patent application or right shall become the property of Agrogene by operation of this agreement.

VIII.     Enforcement.

     A. During the term of this License, AGI shall have the right, but not the obligation, to take all actions necessary to enforce the rights transferred hereunder, including the right to bring suit at its own expense and in its own name, or if required by law jointly with, or in the name of, Agrogene.

     B. Should AGI institute any enforcement action, it shall have the sole right to direct and control said enforcement action, including the right to settle said action. Agrogene shall be entitled to 3% of any recovery, award or settlement resultant from said enforcement, after recovery of all of AGI's expenses and costs associated with said enforcement action, AGI shall be entitled to retain the remainder of said recovery award or settlement.

     C. Agrogene shall extend all reasonable and necessary cooperation to AGI in connection with its efforts to enforce any of the rights licensed hereunder including giving testimony, executing documents and providing technical assistance, providing that reasonable costs thereof are borne by AGI.

     D. Agrogene may agree to share in the costs of any such enforcement action, in which case Agrogene's share in any recovery, award or settlement resultant therefrom shall be in proportion to its respective contribution to the costs of said enforcement.

IX.  Confidentiality.

     A. During the term of this Agreement, and for three (3) years thereafter, the parties agree to maintain confidentiality with regard to data, documents, know-how, marketing information and other information relating to the Licensed Technology of the Program (collectively "Confidential Information"). This obligation shall apply to Confidential Information which either party generates itself and to Confidential Information either party receives from the other party as well as to Confidential Information generated on behalf of either of the parties by a third party. This obligation shall not apply to any information which: is in, or enters into, the public domain through no breach of this

Agreement; is communicated to either of the parties hereto by a third party who has not improperly obtained such information; or which was developed by AGI independently of Agrogene and prior to this Agreement.

     B. The parties recognize that Confidential Information may have to be disclosed to third parties in connection with sublicensing negotiations, regulatory approval, marketing and the securing of intellectual property protection; and the parties agree that in order to maximize the value of this license, neither will unreasonably deny or delay approval of such disclosure.

     C. Neither party shall be entitled to publish the fact of the performance of the Program and the result thereof, without receiving the consent of the other party. Where one of the parties is interested in publishing the fact of performance of the Program and/or the results thereof, it shall request the other party's consent. Should the other party's objection not be received within thirty (30) days of such request, the party interested in publishing shall be entitled to publish the information which was the subject of said request. A party shall not be entitled to object to publication unless it might reasonably cause it any damage.

     D. The parties shall assure that their employees, persons working on their behalf and sub-contractors comply with all provisions of this Section.

X.   Transferability.

     A. AGI shall have the right to transfer the rights granted hereunder to a third party provided Agrogene first gives its written consent, and said third party agrees, in writing, to be bound by all terms and conditions of this Agreement. Any profit realized by AGI for the transfer of said rights shall be shared with Agrogene. Agrogene's share of said profits, computed after deduction of AGI's reasonable costs associated with said transfer, shall be 15%, but in no instance shall Agrogene's share by less than 10% of the sale price attributed to said license.

     B. Section X-A notwithstanding, AGI shall be free to transfer the rights granted under this Agreement to a party which is purchasing substantially all of the business assets of AGI, without prior approval of Agrogene and without further payment to Agrogene; provided that the purchasing party agree, in writing, to by bound by all of the terms and conditions of this Agreement.

XI.  Term and Termination.

     A. This Agreement shall by effective as of the date set forth above when signed by both of the parties hereto, and with regard to patents licensed hereunder, shall, unless earlier terminated in accord with paragraphs B-D hereinbelow, run until the last of the patents covering the Licensed Technology expires. With regard to any unpatented technology licensed hereunder, the Agreement shall run until terminated in accord with paragraphs B-D hereinbelow.

     B. During the first five (5) Program Years, AGI may terminate this Agreement upon sixty (60) days written notice given to Agrogene, given prior to the end of any said year. In subsequent years, AGI may terminate this Agreement upon sixty (60) days written notice to Agrogene.

     C. Should either party breach any material provision of this Agreement, the other party shall have the right to terminate this Agreement upon (60) days written notice to the breaching party setting forth the nature of said breach; however, should the breaching party cure said breach within the 60-day notice period this Agreement shall continue in effect as if said notice had not been given.

     D. This Agreement shall terminate automatically if AGI is unable to pay its debts in the normal course of business, or it enters into a compulsory or voluntary bankruptcy proceeding or liquidation, or if it has a trustee or receiver or manger appointed to oversee its assets, or if it ceases, for any reason to carry on its business.

     E. Upon termination of this Agreement for any reason, all rights and obligations established hereunder shall terminate, including any sublicenses granted hereunder, except that; (1) Agrogene shall still be obligated to maintain and permit access to records as set forth in section VI-E above; (2) AGI shall still be obligated to make a final report and royalty payment, and maintain, and permit access, to records as set forth in Section IV hereinabove; (3) AGI's rights to Enforcement as established in section VIII above, including Agrogene's duty to cooperate shall continue, by only with regard to causes of action which arose prior to termination; and (4) in the event that the Agreement is terminated in accord with section XI-C because of an uncured material breach on the part of Agrogene, the license granted herein to AGI, under Licensed Technology, shall be considered paid up and shall continue in force. Termination for any reason shall not relieve either party of its obligation with regard to Confidential Information.

     F. Upon termination of this agreement for any reason, Agrogene shall not be required to return to AGI, any royalty payments, or sublicensing royalty payments, nor shall Agrogene by required to return to AGI any payments made in accord with section VI for funding the Program of Work; however, Agrogene shall be required to refund any overpayments or prepayments made by AGI prior to said termination.

     G. Beginning in the sixth Program Year, the minimum annual royalty payable hereunder shall be $15,000.00. If sales of licensed products in any year are insufficient to generate $15,000.00 in royalty payments, AGI shall have the right, at its sole option, to make supplemental royalty payments to meet said minimum royalty obligations. Should the aforementioned minimum royalty payment of $15,000.00 not be made in any year, Agrogene shall have the right, but not the obligation, to terminate this Agreement upon written notice to AGI, given within 60 days of the end of the Program Year in which said minimum royalty payment is not made.

XII. Marking.

     AGI agrees to mark all Licensed Products sold or otherwise disposed of (or containers for said Licensed Products if marking of said Licensed Products is impractical), with the word "patent" or "patents" and the number of the Licensed Product or Licensed Patents applicable thereto, and to require it sublicensees to do likewise.

XIII.     Warranty.

     Agrogene warrants that it has the right to grant and hereby transfers, to AGI all intellectual property rights in its possession, including know-how, data and information necessary for AGI to practice fully the Licensed Technology; and that it is not aware to any intellectual property rights of any party which would prevent, or limit, AGI's practice of the Licensed Technology.

XIV. Miscellaneous.

     A. During the term of this Agreement, both parties shall use their best efforts to maximize the value of this Agreement and the rights granted hereunder.

     B. If any provision in the License Agreement is, for any reason whatsoever, held to be void or of no effect, it shall not affect the validity of the remaining provisions of this License Agreement, except in the case such void provision make the License Agreement unworkable.

     C. Any notice required or permitted to be given under this License Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address listed above, or at such other address as may have been previously furnished in writing to the notifying party.

     D. This Agreement is a complete statement of the entire understanding of the parties with respect to the subject matter thereof, and no prior representation, promises or understanding related to this subject matter, which are not incorporated herein, shall be binding upon the parties hereto.

     E. This Agreement may only be modified by a writing signed by both of the parties hereto.

     F. No association, combination or relation is created between the parties, except as provided herein.

     G. This Agreement shall be binding upon the successors, heirs and assigns of the parties hereto.

                                   AGROGENE, LTD.


                                   By: /s/ Yigal Cohen
                                       Its: President


                                   AGI INTERNATIONAL, INC.


                                   By: /s/ Bradley J.  Carver
                                       Its: President